                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): July 26, 2001

                          HEALTHNET INTERNATIONAL INC.
             (Exact name of registrant as specified in its chapter)

Colorado                             000-26553                  98-0206627
(State or other jurisdiction        (Commission                (IRS Employer
of incorporation                    File Number)             Identification No.)

                           100-1255 West Pender Street
                           Vancouver, British Columbia
                                 Canada V6E 2V1
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 678-9101

                          301 - 1201 West Pender Street
                           Vancouver, British Columbia
                                     V6E 2V2
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 1, 2001, Healthnet International, Inc. (the "Company") engaged Grant Thornton LLP, Chartered Accountants of Vancouver, British Columbia ("Grant Thornton") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Ernst & Young LLP Chartered Accountants of Vancouver, British Columbia ("Ernst & Young") that it was dismissed as the Company's independent accountant. The Company's Board of Directors approved the engagement of Grant Thornton and the dismissal of Ernst & Young on June 1, 2001.

Ernst & Young's reports on the financial statements of the Company during the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Ernst & Young have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no disagreements during the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Ernst & Young between the Company and Ernst & Young an any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter of such disagreements in connection with its reports.

In connection with the filing of this Form 8-K, Ernst & Young was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Ernst & Young agrees with the above statements. A copy of Ernst & Young's letter to the SEC will be filed with the SEC within two business days after its receipt by the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2001
      -------------                     ----------------------------------------
                                        Healthnet International Inc.

                                        /s/ Grant R. Johnson
                                        ----------------------------------------
                                        Grant R. Johnson
                                        President